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                                                                   EXHIBIT 8.1

                                April 8, 1997

(212) 351-3853                                                   C 15566-00010


Cityscape Financial Corp.
565 Taxter Road
Elmsford, New York 10523-5200

        Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (the "Registration Statement"), File No. 333-11383, of Cityscape Financial Corp., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering from time to time by certain selling security holders of up to $79,380,000 aggregate principal amount of 6% Convertible Subordinated Debentures due May 1, 2006 of the Company (the "Debentures") in an original aggregate principal amount of $143,750,000 which are convertible into shares of the Company's
Common Stock, par value $.01 per share (the "Common Stock") and the proposed issuance by the Company of up to 800,000 shares of Common Stock.

     We hereby confirm our opinions set forth in the Registration Statement under the caption "US Federal Tax Considerations". Furthermore, it is our opinion that, although the discussion presented in the Registration Statement under the caption "US Federal Tax Considerations" is general in many respects and does not purport to discuss all of the possible federal income tax ramifications of the ownership, disposition and conversion of the Debentures and the common stock into which the Debentures are convertible, such discussion, to the extent it discusses matters of law or legal conclusions, is correct in all material respects and fairly summarizes the material federal income tax consequences of the ownership, disposition and conversion of the Debentures.

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Cityscape Financial Corp.
April 8, 1997
Page 2




        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and we further consent to the use of our name under the captions "Legal Matters" and "US Federal Tax Considerations". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.




                                         Very truly yours,



                                         GIBSON, DUNN & CRUTCHER LLP